Exhibit 99.1

NEWS RELEASE

FOR RELEASE: APRIL 28, 2010	CONTACT:	Dale C. Davies
Michael Obertop
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. REPORTS FIRST QUARTER 2010 RESULTS

St. Charles, MO, April 28, 2010 – American Railcar Industries, Inc. (ARI or the Company) (NASDAQ: ARII) today reported its first quarter 2010 financial results.

“The railcar industry, while still at a low point of the economic cycle, appears to be picking up momentum with reports showing that railcar loadings have increased and many stored railcars are returning to service. Along with this modest improvement, which may or may not continue, we have received an increased number of requests for quotations and have been successful in securing several orders in 2010. Both of our railcar manufacturing facilities have maintained production through the downturn, albeit at low levels. In spite of the weakness in new railcar manufacturing, our railcar services segment has been strong with 36% growth in revenues, year-over-year, to $16.7 million for the first quarter of 2010. This growth resulted from higher volumes driven by repair plant expansions and repair work performed at our railcar manufacturing plants,” said James Cowan, President and CEO of ARI. “We are also pleased to announce that the financing for Amtek Railcar Industries Private Limited, our Indian joint venture, was completed and a facility is currently under construction to manufacture railcars to service the Indian markets.”

For the three months ended March 31, 2010, revenues were $52.3 million and net losses were $7.0 million or $0.33 per share. In comparison, for the three months ended March 31, 2009, revenues were $156.9 million and net earnings were $2.7 million or $0.13 per share. Revenues were lower in the first quarter of 2010 when compared to the same period of 2009 primarily due to lower railcar shipments and decreased overall average railcar selling prices due to pricing pressures and a change in product mix. These decreases were partially offset by increased railcar repair volumes due to completed facility expansions and the utilization of our railcar manufacturing facilities for railcar repair projects. During the three months ended March 31, 2010, the Company shipped approximately 340 railcars as compared to approximately 1,490 railcars in the same period of 2009. Our backlog was approximately 500 railcars as of March 31, 2010.

EBITDA loss, adjusted to exclude investment activity and stock based compensation expense (Adjusted EBITDA), was $0.3 million in the first quarter of 2010 compared to positive Adjusted EBITDA of $14.1 million in the first quarter of 2009. This decrease resulted primarily from decreased railcar shipment volume, a decrease in gross profit margin and an increase in joint venture losses that was primarily driven by losses at the Company’s axle joint venture. These decreases were partially offset by a decrease in selling, administrative and other costs. The Company’s gross profit margin decline is primarily attributable to decreased overall average selling prices and the impact of fixed costs in a low production environment. Management has and will continue to monitor costs and control discretionary spending. A reconciliation of the Company’s net loss to EBITDA loss and Adjusted EBITDA (both non-GAAP financial measures) is set forth in the supplemental disclosure attached to this press release.

The Company’s net loss for the first quarter of 2010 was affected by lower revenues and gross profit margins, as discussed above, an increase in net interest expense and increased losses from joint ventures all partially offset by a decrease in our selling, administrative and other costs.

ARI will host a webcast and conference call on Thursday, April 29, 2010 at 10:00 am (Eastern Time) to discuss the Company’s first quarter 2010 financial results. To participate in the webcast, please log on to ARI’s investor relations page through the ARI website at www.americanrailcar.com. To participate in the conference call, please dial 800-447-0521 and use participant code 26857596. Participants are asked to logon to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time.

An audio replay of the call will also be available on the Company’s website promptly following the earnings call.

About American Railcar Industries, Inc.

American Railcar Industries, Inc. is a leading North American designer and manufacturer of hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.

Forward Looking Statement Disclaimer

This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding potential improvements in the railcar industry, the potential for increased order activity, anticipated future production rates and any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Other potential risks and uncertainties include, among other things: the impact of the current economic downturn, adverse market conditions and restricted credit markets, and the impact of the continuation of these conditions; our reliance upon a small number of customers that represent a large percentage of our revenues and backlog; the health of and prospects for the overall railcar industry; our prospects in light of the cyclical nature of the railcar manufacturing business and the current economic environment; anticipated trends relating to our shipments, revenues, financial condition or results of operations; our ability to manage overhead and production slowdowns; the highly competitive nature of the railcar manufacturing industry; fluctuating costs of raw materials, including steel and railcar components and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; anticipated production schedules for our products and the anticipated financing needs, construction and production schedules of our joint ventures; risks associated with potential joint ventures or acquisitions; the risk of lack of acceptance of our new railcar offerings by our customers; the sufficiency of our liquidity and capital resources; the conversion of our railcar backlog into revenues; compliance with covenants contained in our unsecured senior notes; the impact and anticipated benefits of any acquisitions we may complete; the impact and costs and expenses of any litigation we may be subject to now or in the future; the ongoing benefits and risks related to our relationship with Mr. Carl C. Icahn (the chairman of our board of directors and, through his holdings of Icahn Enterprises LP, our principal beneficial stockholder) and certain of his affiliates; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	As of
	March 31, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$323,723	$347,290
Short-term investments - available-for-sale securities	2,176	3,802
Accounts receivable, net	12,903	11,409
Accounts receivable, due from affiliates	4,102	1,356
Income taxes receivable	1,464	1,768
Inventories, net	41,703	40,063
Deferred tax assets	2,812	2,018
Prepaid expenses and other current assets	4,943	4,898

Total current assets	393,826	412,604

Property, plant and equipment, net	194,611	199,349
Deferred debt issuance costs	2,413	2,568
Interest receivable, due from affiliates	1,590	982
Goodwill	7,169	7,169
Investments in and loans to joint ventures	49,554	41,155
Other assets	1,037	537

Total assets	$650,200	$664,364

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,141	$16,874
Accounts payable, due to affiliates	457	576
Accrued expenses and taxes	5,584	4,515
Accrued compensation	8,560	8,799
Accrued interest expense	1,719	6,875

Total current liabilities	34,461	37,639

Senior unsecured notes	275,000	275,000
Deferred tax liability	3,536	7,120
Pension and post-retirement liabilities	6,261	6,279
Other liabilities	2,751	2,686

Total liabilities	322,009	328,724

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value, 50,000,000 shares authorized, 21,302,296 shares issued and outstanding at March 31, 2010 and December 31, 2009	213	213
Additional paid-in capital	238,789	239,617
Retained earnings	87,192	94,215
Accumulated other comprehensive income	1,997	1,595

Total stockholders’ equity	328,191	335,640

Total liabilities and stockholders’ equity	$650,200	$664,364

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	For the Three Months Ended March 31,
	2010	2009
Revenues:
Manufacturing operations (including revenues from affiliates of $12,575 and $48,405 for the three months ended March 31, 2010 and 2009, respectively)	$35,635	$144,670

Railcar services (including revenues from affiliates of $2,841 and $3,533 for the three months ended March 31, 2010 and 2009, respectively)	16,676	12,277

Total revenues	52,311	156,947

Cost of revenue:
Manufacturing operations	(37,387)	(130,098)
Railcar services	(13,968)	(10,472)

Total cost of revenue	(51,355)	(140,570)
Gross profit	956	16,377

Selling, administrative and other (including costs related to affiliates of $154 for both the three months ended March 31, 2010 and 2009, respectively)	(6,087)	(7,013)

(Loss) earnings from operations	(5,131)	9,364

Interest income (including income related to affiliates of $607 and $5 for the three months ended March 31, 2010 and 2009, respectively)	730	1,183
Interest expense	(5,321)	(5,140)
Other income (loss) (including income related to affiliates of $4 and $0 for the three months ended March 31, 2010 and 2009, respectively)	85	(96)
Loss from joint ventures	(1,782)	(842)

(Loss) earnings before income taxes	(11,419)	4,469
Income tax benefit (expense)	4,396	(1,743)

Net (loss) earnings	$(7,023)	$2,726

Net (loss) earnings per common share - basic and diluted	$(0.33)	$0.13
Weighted average common shares outstanding - basic and diluted	21,302	21,302

Dividends declared per common share	$—	$0.03

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	For the Three Months Ended March 31,
	2010	2009
Operating activities:
Net earnings	$(7,023)	$2,726
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation	5,915	5,644
Amortization of deferred costs	175	171
Loss on disposal of property, plant and equipment	—	71
Stock based compensation	700	(35)
Change in interest receivable, due from affiliates	(608)	—
Change in investments in joint ventures as a result of loss	1,782	842
Realized gain on short-term investments - available-for-sale securities	(81)	—
Unrealized loss on derivatives	—	91
(Benefit) provision for deferred income taxes	(4,423)	712
Recovery for doubtful accounts receivable	(26)	(37)
Investing activities reclassified from operating activities:
Interest income on short-term investments - available-for-sale securities	—	(647)
Realized loss on derivatives	—	20
Dividends received from short-term investments - available-for-sale securities	—	(15)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,442)	10,563
Accounts receivable, due from affiliate	(2,746)	(4,831)
Income taxes receivable	304	—
Inventories, net	(1,617)	15,867
Prepaid expenses	(54)	(344)
Accounts payable	1,259	(9,440)
Accounts payable, due to affiliate	(119)	(1,464)
Accrued expenses and taxes	(4,960)	(7,368)
Other	(744)	(135)

Net cash (used in) provided by operating activities	(13,708)	12,391
Investing activities:
Purchases of property, plant and equipment	(1,491)	(4,949)
Sale (purchase) of short-term investments - available-for-sale securities	1,832	(36,841)
Interest income on short-term investments - available-for-sale securities	—	647
Realized loss on derivatives	—	(20)
Dividends received from short-term investments - available-for-sale securities	—	15
Investments in and loans to joint ventures	(10,205)	(1,324)

Net cash used in investing activities	(9,864)	(42,472)
Financing activities:
Common stock dividends	—	(639)

Net cash used in financing activities	—	(639)

Effect of exchange rate changes on cash and cash equivalents	5	23

Decrease in cash and cash equivalents	(23,567)	(30,697)
Cash and cash equivalents at beginning of period	347,290	291,788

Cash and cash equivalents at end of period	$323,723	$261,091

RECONCILIATION OF NET EARNINGS TO EBITDA AND ADJUSTED EBITDA

(In thousands, unaudited)

	Three months ended
	March 31,
	2010	2009
Net (loss) earnings	$(7,023)	$2,726
Income tax (benefit) expense	(4,396)	1,743
Interest expense	5,321	5,140
Interest income	(730)	(1,183)
Depreciation	5,915	5,644

EBITDA	$(913)	$14,070

Expense (income) related to stock appreciation rights compensation [1]	700	(35)
Other (income) loss on short-term investment activity	(81)	96

Adjusted EBITDA	$(294)	$14,131

[1]	SARs are cash settled at time of exercise

EBITDA represents net earnings (loss) before income tax expense, interest expense (income), net of depreciation of property, plant and equipment. The Company believes EBITDA is useful to investors in evaluating ARI’s operating performance compared to that of other companies in the same industry. In addition, ARI’s management uses EBITDA to evaluate operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Accordingly, when analyzing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net earnings (loss), cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

Adjusted EBITDA represents EBITDA before share based compensation expense (income) related to stock appreciation rights (SARs), and before gains or losses on investments and derivative instruments. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance, and management also uses Adjusted EBITDA for that purpose. Our SARs (which settle in cash) are revalued each quarter based upon changes in our stock price. Management believes that eliminating the expense (income) associated with our stock based compensation, investments and derivates allows us and our investors to understand better our operating results independent of financial changes caused by the fluctuating price and value of our common stock, investments and derivative instruments. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net earnings (loss), cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.